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                                                                  EXHIBIT 99.B6B

                            DREHER & ASSOCIATES, INC.
                         One Oakbrook Terrace, Suite 708
                        Oakbrook Terrace, Illinois 60181


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                             SELLING GROUP AGREEMENT

                       UNIVERSAL CAPITAL INVESTMENT TRUST


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                                  Name of Firm


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                           Address of Principal Office


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                         City       State      Zip Code

Ladies and Gentlemen:

     We are the distributor of the shares ("Shares") of Universal Capital Investment Trust (the "Trust"), a Massachusetts business trust. We understand that you are a member of the National Association of Securities Dealers, Inc. (the "NASD") and, on the basis of such understanding, invite you to become a member of the Selling Group to distribute the Shares of the Trust on the following terms:

     1. You agree to abide by the Rules of Fair Practice, the Constitution and By-Laws of the NASD and all other rules and regulations that are now or may become applicable to transactions hereunder.

     2. Orders for Shares received from you and accepted by us will be at the public offering price applicable to each order in accordance with the then current effective Prospectus relating to the Shares. The procedure relating to the handling of orders shall be subject to instructions which we shall forward from time to time to all members of the Selling Group. All orders are subject to acceptance by us and we reserve the right in our sole discretion to reject any order in whole or in part.

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     3.   You shall be entitled to receive from the public offering price of
Shares sold by you the portion of sales commission which is retained by selling dealers as set forth in the then current effective Prospectus relating to the Shares, except during any period designated by us as a period during which shares may be purchased without a sales commission. In addition, the Trust will remit to us, as distributor of the Shares, an amount equal to an annual rate of 0.50% of the average net asset value of each Fund in accordance with the Distribution Plan adopted by the Trust under the Investment Company Act of 1940 ("Distribution Plan"). In turn, we will pay you, in accordance with the provisions of the Distribution Plan, (i) a service fee in an amount equal to the annual rate of .25% of the average daily net asset value of Shares owned by shareholders for whom you perform account servicing (as defined in the Distribution Plan) or for whom you are the dealer or holder of record; and (ii) additional sales compensation in an amount equal to .25% of the average daily net asset value of such shares; provided, however, that you are not entitled to receive any reimbursement in the event that we cease to receive payments from the Trust on account of Shares under the Distribution Plan and our reimbursement to you will be reduced to the extent the payment to us from the Trust is reduced. Payments to you shall be made quarterly after the end of the quarter for which reimbursement is being made. There shall be no commissions payable on the purchase of Shares through the direct reinvestment of any distributions made by the Trust, which shall be at the current net asset value.

     4. All purchases of Shares made under any cumulative purchase privilege or letter of intent as set forth in the then current effective Prospectus relating to the Shares shall be considered a collective individual transaction for the purpose of determining the commission to which you are entitled as set forth in paragraph 3 hereof.

     5. As a member of the Selling Group, you agree to purchase Shares only through us or from your customers. Purchases through us shall be made only for the purpose of covering purchase orders already received from your customers, and we agree that we will not place orders for the purchase of Shares from the Trust except to cover purchase orders already received by us. Purchases from your customers shall be at a price not less than the net asset value quoted by the Trust at the time of such purchase.

     6. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

     7. You agree to sell Shares only (a) to your customers at the public offering price then in effect or (b) to us as agent for the Trust or to the Trust itself at the redemption price, as described in the Trust's then current effective Prospectus relating to the Shares.

     8. Settlement shall be made promptly, but in no case later than five (5) business days after our acceptance of the order or, if so specified by you, we will make delivery by draft on you, the amount of which draft you agree to pay on presentation to you. If payment is not so received or made, the right is reserved forthwith to cancel


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the sale or, at our option, to resell the Shares to the Trust at the then prevailing public offering price in which latter case you agree to be responsible for any loss resulting to the Trust or to us from your failure to make payment as aforesaid.

     9. If any Shares sold to you under the terms of this Agreement are repurchased by the Trust or by us as agent, or are tendered to the Trust for redemption within seven (7) business days after the date of our confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the commission allowed to you on the original sale and we agree to pay such amount to the Trust when received by us. We shall notify you of such repurchase within ten (10) days of the effective date of such repurchase.

     10. All sales will be subject to receipt of Shares by us from the Trust. We reserve the right in our discretion without notice to you to suspend sales or withdraw the offering of Shares entirely, or to modify or cancel this Agreement, which shall be construed in accordance with the laws of the State of Illinois. All sales shall be subject to the terms and provisions set forth in the then current effective Prospectus relating to the Shares.

     11. No person is authorized to make any representations concerning the Trust or its Shares except those contained in the then current effective Prospectus or Statement of Additional Information relating to the Shares and any such information as may be released by the Trust as information expressly supplemental to such Prospectus or Statement of Additional Information. In purchasing Shares through us you shall rely solely on the representations contained in the then current effective Prospectus or Statement of Additional Information relating to the Shares and supplemental information mentioned above.

     12. Additional copies of any such Prospectus(es) or Statements of Additional Information and any printed information issued as supplemental to such Prospectus(es) or Statements of Additional Information will be supplied by us to members of the Selling Group in reasonable quantities upon request.

     13. In no transaction shall you have any authority whatever to act as agent of the Trust or of us or of any other member of the Selling Group, and nothing in this agreement shall constitute either of us the agent of the other or shall constitute you or the Trust the agent of the other. In all transactions in the Shares between you and us, we are acting as agent for the Trust and not as principal.

     14. All communications to us shall be sent to us at One Oakbrook Terrace, Suite 708, Oakbrook Terrace, Illinois 60181. Any notice to you shall be duly given if mailed or electronically sent to you at your address as registered from time to time with the NASD.



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     15.  This Agreement may be terminated upon written notice by either party at any time, and shall automatically terminate upon its attempted assignment by you, whether by operation of law or otherwise, or by us otherwise than by operation of law.

     16. We reserve the right, from time to time and for limited periods, to increase the sales commission you are entitled to receive under paragraph 3, but in no event will such sales commission be in excess of the maximum sales commission as set forth in the then current effective Prospectus relating to the Shares.

     17. By accepting this Agreement, you represent that you are registered as a broker-dealer under the Securities Exchange Act of 1934, are qualified to act as a dealer in the states or other jurisdictions where you transact business, and are a member in good standing of the NASD and you agree that you will maintain such registrations, qualification, and membership in good standing in full force and effect throughout the term of this Agreement. You further agree to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, the rules and regulations promulgated thereunder and the Constitution, By-Laws and Rules of Fair Practice of the NASD and that you will not offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold by you. You agree to indemnify us and the Trust and to hold us and the Trust harmless from any damage or expense on account of any wrongful act or omission, not in compliance with this Agreement by you or any of your employees, representatives or agents.

          If you are offering and selling Shares in jurisdictions outside the several states, territories, and possessions of the united States and are not otherwise required to be registered, qualified, or a member of the NASD, as set forth above, you nevertheless agree to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 and the regulations promulgated thereunder, to conduct your business in accordance with the spirit of the Rules of Fair Practice of the NASD and to obey all applicable laws and regulations.

     18. This Agreement shall become effective upon receipt by us of a signed copy hereof, and shall supersede any and all prior Selling Group agreements relating to the Shares. All amendments to this Agreement shall take effect with respect to and on the date of any orders placed by you after the date set forth in the notice of amendment sent to you by the undersigned.

Dated:

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                                   DREHER & ASSOCIATES, INC.



                                   By:
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     The undersigned accepts your invitation to become a member of the Selling
Group and agrees to abide by the foregoing terms and conditions. The undersigned acknowledges receipt of Prospectuses relating to the Shares for use in connection with this offering.


Dated:                                Firm Name:
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                                      Address:
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                                      By:
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                                              (Authorized Signature)

The above Agreement should be executed in duplicate and one copy returned to Dreher & Associates, Inc.


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